UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 28, 2014, Belk, Inc. (the “Company”) held its Annual Meeting of Stockholders. The voting results were as follows:

Proposal 1

The Company’s stockholders elected the nine individuals listed below to the Board of Directors of the Company. The directors will serve one-year terms that will expire at the 2015 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
H.W. McKay Belk	282,910,263	72,037,201	0
John R. Belk	282,916,318	72,031,146	0
Thomas M. Belk, Jr.	282,916,318	72,031,146	0
Erskine B. Bowles	282,916,318	72,031,146	0
Jerri L. DeVard	282,913,818	72,033,646	0
Elizabeth Valk Long	282,185,268	72,762,196	0
Thomas C. Nelson	282,916,318	72,031,146	0
John R. Thompson	282,185,268	72,762,196	0
John L. Townsend, III	282,916,318	72,031,146	0

Proposal 2

The Company’s stockholders approved, on an advisory basis, executive compensation of the named executive officers (“say on pay”).

For	Against	Abstain	Broker Non-Votes
270,379,353	177,351	84,390,760	0

Proposal 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain
354,449,632	118	497,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: June 2, 2014	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

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